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Exhibit 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-93623), Form S-8 (File No. 333-93625), and Form S-3 (File No. 333-49974) of Triton PCS Holdings, Inc., and its subsidiaries of our report dated February 20, 2001, except for Note 16, as to which the date is February 28, 2001, relating to the financial statements and financial statement schedules, which appear in this Form 10-K.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
March 14, 2001

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